EXHIBIT 99.1

Apexigen Announces Review of Strategic Alternatives and Restructuring

SAN CARLOS, CA – February 27, 2023 – Apexigen, Inc. (Nasdaq: APGN) a clinical-stage company focused on developing innovative antibody-based therapeutics for the treatment of cancer with a focus on immuno-oncology, today announced that it has engaged Ladenburg Thalmann & Co. Inc. (“Ladenburg”) to evaluate strategic alternatives for the Company with the goal of maximizing stockholder value.

As part of this process, the Company will explore the potential for an acquisition, company sale, merger, divestiture of assets, licensing, or other strategic transactions. There can be no assurance that the exploration of strategic alternatives will result in any agreements or transactions, or that, if completed, any agreements or transactions will be successful or on attractive terms. The Company does not expect to disclose or provide an update concerning developments related to this process until the Company enters into definitive agreements or arrangements with respect to a transaction or otherwise determines that other disclosure is necessary or appropriate.

Apexigen will also implement a corporate restructuring to extend its cash runway as it reviews and explores strategic alternatives. As part of the restructuring, Apexigen plans to reduce its workforce by 55%.

“I am incredibly proud of the progress that our team has made, highlighted by the impressive Phase 2 data from our lead program, sotigalimab, a potentially first-in-class and best-in-class CD40 agonist,” said Xiaodong Yang, M.D., Ph.D., Chief Executive Officer of Apexigen. “While it was a difficult but prudent decision to reduce our workforce to focus on critical areas as we conduct this comprehensive review of strategic alternatives, we strongly believe this process will maximize stockholder value and the likelihood of sotigalimab’s successful development. I want to extend my sincere appreciation and gratitude to all of our colleagues for the foundational work that has brought us to this point, and for their dedication and service to Apexigen while striving to usher in the next generation of oncology therapeutics.”

About Apexigen

Apexigen is a clinical-stage biopharmaceutical company focused on discovering and developing a new generation of antibody therapeutics for oncology, with an emphasis on new immuno-oncology agents designed to harness the patient’s immune system to combat and eradicate cancer. Sotigalimab and Apexigen’s other programs were discovered using Apexigen’s proprietary APXiMAB™ discovery platform. This platform has enabled Apexigen and its collaboration partners to discover and develop therapeutic antibodies against a variety of molecular targets, including targets that are difficult to drug with conventional antibody technologies. Multiple product candidates have been discovered using the APXiMAB platform, one of which is commercially available and the others are in clinical development, either internally by Apexigen or by its licensees. For more information, please visit www.apexigen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Apexigen’s ability to provide innovative oncology solutions, meet the needs of patients and provide meaningful clinical benefits; the potential attributes, uses and effectiveness of its lead candidate sotigalimab; Apexigen’s plans with respect to pursuing and providing updates on various potential strategic transactions, including the timing of any such updates; Apexigen’s plans with respect to a corporate restructuring and reduction in its workforce; and Apexigen’s beliefs with respect to the successful development of sotigalimab. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by Apexigen’s management in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on Apexigen, as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Apexigen will be those that Apexigen has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Apexigen’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including Apexigen’s early stages of clinical drug development, Apexigen’s ability to achieve successful clinical results or commercial adoption of sotigalimab, Apexigen’s competitors developing and marketing products that are more effective, safer, or less expensive than Apexigen’s product candidates, delays or difficulties in the enrollment of patients in Apexigen’s clinical trials, or that Apexigen will have sufficient capital to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of Apexigen’s filings with the SEC, and in its current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to Apexigen and Apexigen assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Bruce Mackle
LifeSci Advisors
+1-646-889-1200
bmackle@lifesciadvisors.com

Apexigen Contact:

William Duke

Chief Financial Officer
Apexigen, Inc.
+1-650-931-6236
ir@apexigen.com